As filed with the Securities and Exchange Commission on July 30, 2002 Reg.
                                                                No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                    -----------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       -----------------------------------
                               Norstar Group, Inc.
             (Exact name of registrant as specified in its charter)
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
         Utah                                                                   59-1643698
(State or other jurisdiction of                                                (I.R.S. Employer
incorporation or organization)                                                 identification No.)
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                        4101 Ravens Wood Road, Suite 128
                         Fort Lauderdale, Florida 33312
               (Address of principal executive offices) (Zip Code)
                ------------------------------------------------

                             CONSULTING AGREEMENTS:
                                   John Taylor
                                 Carolyn O'Brien
                                   Sid Reilly
                                   Isabel Hall
                               RETAINER AGREEMENT:
                                Gregory Sichenzia
                              (Full title of plan)
                        --------------------------------

                          Harry DiFrancesco, President
                        4101 Ravens Wood Road, Suite 128
                            Fort Lauderdale, FL 33312
                     (Name and address of agent for service)
                                 (954) 772-0240
          (Telephone number, including area code, of agent for service)
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                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
                                              Proposed maximum     Proposed maximum
                        Amount to be          offering price       Aggregate offering    Amount of
Title of securities     Registered            per share            Price                 Registration fee
to be registered
----------------------- --------------------- -------------------- --------------------- --------------------

Common Stock            5,050,000                      $0 .015            $75,750             $ 7.00
($.01 par value)
----------------------- --------------------- -------------------- --------------------- --------------------
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Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations
under the Securities Act of 1993, based upon the average of the high and low selling prices per share of common stock of Norstar Group, Inc. on July 23,
2002.

                                     PART I

              INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.

            The documents containing the information specified in Item 1 will be sent or given to individual consultants under such agreements between each consultant and the registrant.


Item 2.  Registrant Information and Employee Plan Annual Information.

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

                          Harry Difrancesco, President
                        4101 Ravens Wood Road, Suite 128,
                            Fort Lauderdale, FL 33312
                                 (954) 327-2481

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

         The following documents filed by Norstar Group, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

         (a) the Registrant's amended annual report on Form 10-KSB for the fiscal year ended December 31, 2001 filed with the Commission on April 2, 2002;

         (b) the Registrant's quarterly report on form 10-QSB filed pursuant to
Section 13(a) or Section 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), filed with the Commission on May 13, 2002;

         (c) the Registrant's Form 10SB, filed with the Commission on December 7, 1999 pursuant to Section 12G of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock, and

         (d) any document filed by the Registrant with the Commission pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which Indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities

         Not applicable.

Item 5. Interests of Named Experts and Counsel

         The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, 1065 Avenue of the Americas, 21st Floor, New York, NY 10018. Members of the firm will receive 250,000 shares of common stock for services rendered, which shares are being registered in this Registration Statement.

Item 6. Indemnification of Directors and Officers

            The Utah Business Corporation Act (the "UBCA"), in general, allows corporations to indemnify their directors and officers against expenses actual and reasonable incurred in connection with a proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation. In the case of a criminal action or proceeding, the director or officer must have had no reasonable cause to believe that the person's conduct was unlawful. A corporation may not indemnify a director (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or
(b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The Exhibits to this registration statement are listed in the index to Exhibits on page 7.

Item 9. Undertakings

(a)      The undersigned registrant hereby undertakes:

         (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the securities Act 1933:

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement:

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraph (1)(i) and
          (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15
          (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by mean of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the above-described provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Lauderdale, State of Florida, on July 30, 2002.

                                                        Norstar Group, Inc.



                                                       By /s/ Harry DiFrancesco
                                                              Harry DiFrancesco,
                                                            President & Chairman


         Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
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Signature                           Title                                       Date

/s/Harry DiFrancesco                President and Chairman                      July 30, 2002
--------------------
Harry DiFrancesco

/s/Andrew S. Peck                   Vice President of Finance, Secretary        July 30, 2002
----------------------              and Director
Andrew S. Peck

/s/Maynard Neil Abogov              Vice President of Sales Management          July 30, 2002
----------------------              and Director
Maynard Neil Abogov

/s/Jay Sanet                        Vice President of Corporate Development     July 30, 2002
-----------------------             and Director
Jay Sanet
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
                                INDEX TO EXHIBITS

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        Exhibit                                                             Sequentially
        NO.                                Description                      Numbered Pages

5.1      Opinion of Counsel, regarding the legality of the securities registered hereunder.

10.1     Consulting Agreement with John Taylor

10.2     Consulting Agreement with Carolyn O'Brien

10.3     Consulting Agreement with Sid Reilly

10.4     Consulting Agreement with Isabel Hall

10.5     Retainer Agreement with Gregory Sichenzia

23.1     Consent of J.H. Cohn LLP

23.2     Consent of Counsel (included as part of Exhibit 5.1)


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